Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-44498, 333-49262, 333-26225, 333-28883, 333-28885, 333-30352, 333-38535, 333-57482, 333-66952, 333-66954, 333-82306, 333-83574, 333-84008, 333-97707, 333-108297, 333-112331, 333-115028, 333-135128, 333-150508 and 333-156242 on Form S-8, Registration Statement No. 333-64572 on Form S-3, Registration Statements No. 333-37924, 333-38924, 333-40870, 333-44698, 333-46564, and 333-83767 on Form S-3/A, and Registration Statements No. 333-43908, 333-45916, 333-49644 and 333-147951 on Form S-4/A of our report dated March 14, 2008 (September 11, 2009 as to the effects of the adoption of Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51” described in the Noncontrolling Interests section of Note 1, Note 14 and Note 17, and the changes in reportable segments described in Notes 8 and 15, and February 26, 2009 as to the Discontinued Operations and Reclassifications section of Note 1 and in Note 21) relating to the consolidated financial statements and financial statement schedule of the AES Corporation which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes explanatory paragraphs relating to the adjustments to reflect the retroactive application of Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51,” which was adopted by the Company on January 1, 2009, and for the changes in reportable segments that occurred in the first quarter of 2009, and for the adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” in 2007 and Financial Accounting Standards Board Statement No. 158, ”Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” in 2006, appearing in the Current Report on Form 8-K of The AES Corporation dated September 14, 2009.

/s/ Deloitte & Touche LLP

McLean, Virginia

September 14, 2009